Exhibit 99.2

Lift Truck Market Size Data

WITS Orders Basis (1)	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011A	2012E	2013E
Europe	266,092	278,302	312,852	327,887	381,600	447,278	413,771	224,273	302,080	371,771	355,000	375,000
North America	147,322	155,191	186,192	198,058	212,953	191,384	159,279	98,388	136,050	169,682	169,000	180,000
Total Americas	158,483	168,584	206,361	221,276	242,326	234,554	200,249	115,731	155,946	214,060	214,100	242,000
A/P, China and Japan	137,942	154,313	184,606	200,005	230,853	267,869	256,294	202,949	261,749	374,667	387,000	403,000

(1) In 2009, NMHG switched to tracking Industry data on a World Industrial Truck Statistics ("WITS") Orders Basis. WITS statistics began in 2002.
Industry forecast (light blue columns) – source: Derived from DRI-WEFA and Oxford Economic Forecasts

Non-WITS Prior Year Information:
	1972	1973	1974	1975	1976	1977	1978	1979	1980	1981
Europe (FEM/JIVA) (3)	91,305	116,797	133,977	101,492	105,469	127,299	132,566	147,328	155,884	122,620
North America (2) (3)	83,718	97,382	120,770	35,404	64,943	79,976	94,257	97,183	70,593	63,223
A/P, China and Japan (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	1982	1983	1984	1985	1986	1987	1988	1989	1990	1991
Europe (FEM/JIVA) (3)	110,638	107,677	108,286	118,885	116,910	129,042	149,802	165,095	176,947	165,968
North America (2) (3)	46,381	62,476	84,579	91,942	99,215	110,359	112,425	116,607	105,508	94,828
Total Americas (2) (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
A/P, China and Japan (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
Europe (FEM/JIVA) (3)	150,250	121,922	135,318	152,667	174,953	176,294	187,902	219,615	227,697	274,681
North America (2) (3)	106,590	120,679	154,167	162,725	152,763	178,456	192,192	197,436	205,033	145,967
Total Americas (2) (3)	114,411	127,308	162,261	171,682	168,170	193,413	207,018	209,843	223,499	161,316
A/P, China and Japan (3)	134,635	123,913	119,733	135,050	148,135	148,441	111,848	104,781	122,354	123,780

	2002	2003	2004	2005	2006	2007	2008	2009
Europe (FEM/JIVA) (3)	256,717	263,972	286,546	302,158	337,326	382,047	376,945	201,352
North America (2) (3)	144,529	151,911	182,450	194,475	207,919	185,726	149,863	95,562
Total Americas (2) (3)	156,702	166,328	203,552	218,908	238,141	229,509	192,134	115,752
A/P, China and Japan (3)	129,333	146,334	171,000	195,386	222,074	250,684	257,604	199,159

Lift truck market size history – source: Industrial Truck Association, Japan Industrials Vehicle Association ("JIVA"), European Federation of Materials Handling ("FEM"), World Industrial Truck Association

(2) Total Americas numbers for 1992-2008 include North America Commercial, Government and Latin America. Prior years are North America Commercial only.
(3) Industry information is based upon the reporting basis of each individual region, which varies according to the industry trade groups in that region:
	Americas - North America & Government - Retail bookings
	Americas - Latin America - Factory bookings
	Europe & Japan - Factory shipments
	A/P & China - Factory bookings